Exhibit 10.20

Ralph Baxter, Inc.

Ralph Baxter

37 Hamilton Avenue

Wheeling, WV 26003

December 18, 2019

RE: Fourth Amendment to Consulting Agreement dated March 1, 2016

Dear Mr. Baxter:

This Fourth Amendment (the “Fourth Amendment”) amends the previously signed Consulting Agreement by and between Integration Appliance, Inc. (“Company”) and Ralph Baxter, Inc. (“Consultant”) dated March 1, 2016, and amended on April 28, 2017, January 1, 2019, and on April 30, 2019 (as amended, the “Agreement”).

1.	The parties agree to extend the term of the Agreement. Therefore, Section 6(c) of the Agreement shall be deleted in its entirety and replaced as follows:

“(c) Expiration. Unless terminated earlier, this Agreement will expire on June 30, 2020.”

Unless otherwise specified, capitalized terms used herein shall have the meanings set forth in the Agreement. This Fourth Amendment may be executed in multiple counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A facsimile or .pdf signature shall be considered valid as if an original signature.

Except as specifically amended by this Fourth Amendment, the Agreement remains in full force and effect. To the extent that there is any conflict between the provisions of this Fourth Amendment and the Agreement, the provisions of this Fourth Amendment shall prevail.

IN WITNESS WHEREOF, the parties, through the signatures below of their duly authorized officers, have executed this Fourth Amendment as of the dates set forth below.

RALPH BAXTER, INC.		INTEGRATION APPLIANCE, INC.

By:	/s/ Ralph Baxter	By:	/s/ Stephen Robertson
Name:	Ralph Baxter	Name:	Stephen Robertson
Title:	Principal	Title:	CFO
Date:	23 December 2019	Date:	23 December 2019